Exhibit 12.1

                   WANG LABORATORIES, INC. AND SUBSIDIARIES

              CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in millions except ratios)


                                                      Reorganized Company
                                       ----------------------------------------------------
                                         Nine months          Year            Nine months
                                       ended March 31,    ended June 30,     ended June 30,
                                             1996             1995               1994
                                       ---------------    --------------     --------------

FIXED CHARGES
   Interest expense                              $ 3.5             $ 3.7              $ 3.5
   Portion of rent expense
      representative of interest                   5.8               5.9                5.6
                                       ---------------    --------------     --------------
                                                   9.3               9.6                9.1

   Preferred dividend requirement                 20.3              14.5                8.7
                                       ---------------    --------------     --------------
Combined fixed charges and
     preferred dividend                          $29.6             $24.1              $17.8
                                       ===============    ==============     ==============
EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                     $ 1.8(1)         $(57.7)(2)         $ 20.4

   Fixed charges per above                         9.3               9.6                9.1
                                       ---------------    --------------     --------------
                                                 $11.1            $(48.1)            $ 29.5
                                       ===============    ==============     ==============

Ratio of earnings to combined
   fixed charges and preferred
   dividends                                       0.4                --                1.7
                                       ===============    ==============     ==============

Coverage deficiency                                 --            $(48.1)(2)             --
                                       ===============    ==============     ==============



                                                                           PREDECESSOR COMPANY
                                              -----------------------------------------------------------------------
                                                 THREE MONTHS                     FOR THE YEAR ENDED JUNE 30,
                                              ENDED SEPTEMBER 30,      ----------------------------------------------
                                                     1993                   1993             1992            1991
                                              -------------------      -------------     ------------    ------------
FIXED CHARGES
   Interest expense                           $               1.2      $        15.0     $       44.6    $       44.0
   Portion of rent expense
      representative of interest                              2.7                9.7             19.1            33.5
                                              -------------------      -------------     ------------    ------------
                                                              3.9               24.7             63.7            77.5

   Preferred dividend requirement                              --                 --               --              --
                                              -------------------      -------------     ------------    ------------
Combined fixed charges and
     preferred dividend                       $               3.9      $        24.7     $       63.7    $       77.5
                                              ===================      =============     ============    ============

EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                  $             (22.6)     $      (197.2)    $     (346.5)   $     (368.8)

   Fixed charges per above                                    3.9               24.7             63.7            77.5
                                              -------------------      -------------     ------------    ------------
                                              $             (18.7)     $      (172.5)    $     (282.8)   $     (291.3)
                                              ===================      =============     ============    ============

Ratio of earnings to combined
   fixed charges and preferred dividends                       --                 --               --              --
                                              ===================      =============     ============    ============

Coverage deficiency                           $             (18.7)     $      (172.5)    $     (282.8)   $     (291.3)
                                              ===================      =============     ============    ============


[FN]
(1)  Includes $27.2 million of acquisition-related charges

(2) Includes $64.2 million provision for integration-related costs and other charges. Restated to include Avail Systems Corporation which was acquired December 18, 1995 and accounted for using pooling of interests.